Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TrueCar, Inc. (the “Company”) on Form 10-K for the annual period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), Michael D. Darrow, as President and Chief Executive Officer, and Jantoon E. Reigersman, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2022	By:	/s/ Michael D. Darrow
Michael D. Darrow
President and Chief Executive Officer
(Principal Executive Officer)

Date: February 23, 2022	By:	/s/ Jantoon E. Reigersman
Jantoon E. Reigersman
Chief Financial Officer
(Principal Financial Officer)